Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated March 5, 2009 with respect to (i) the consolidated financial statements of Meridian Interstate Bancorp, Inc. and Subsidiaries as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, and (ii) the effectiveness of internal control over financial reporting as of December 31, 2008, appearing in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2008, which is incorporated by reference in the Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
August 27, 2009